DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C11455-04

APR 2 8 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	APC GROUP, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Oasis Corporate Services, Inc. Name 5440 W. Sahara Ave., Suite 202, Las Vegas, NEVADA 89146 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. John Hoff Name 3526 Industrial Ave., Fairbanks, AK 99701 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional–see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Perry Langis Name / Signature [signature] 5440 W. Sahara Ave., Suite 202, Las Vegas, NV 89146 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] 4/23/04 Authorized Signature of R.A. or On Behalf of R.A. Company / Date

This form must be accompanied by appropriate fees. See attached fee schedule.